THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ISSUABLE UPON
         EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS WARRANT BE EXERCISED, EXCEPT IN ACCORDANCE WITH TERMS SET FORTH IN THIS CERTIFICATE OR IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES.

                    Universal Beverages Holdings Corporation

                                     WARRANT

                   TO PURCHASE 100,000 SHARES OF COMMON STOCK

         Universal Beverages Holdings Corporation, a Florida corporation (the "Company"), hereby certifies that, for value received, Clifford Alan Moore (the "Holder") is entitled, to exercise warrants (the "Warrants" or "Warrant") to purchase 100,000 shares of common stock (the "Common Stock") of the Company at an exercise price of $1.75 per share, any time after the date of this Warrant and expiring at 5:00 p.m., New York time, on October 4, 2004, subject to the terms set forth below:

         1. Terms. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  (a) The term "Company" includes any corporation which shall succeed to or assume the obligations of the Company hereunder.

                  (b) The term "Common Stock" means common stock of the Company, $.001 par value, together with all stock of any class or classes (however designated) of the Company, authorized upon the date hereof or thereafter, the Holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the Holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

                  (c) The term "Fair Market Value" means, as of a particular date, the price of the Company's Common Stock determined as of the last business day for which the prices or quotes below are available:

                           (1) the closing price of the Company's Common Stock
                  appearing on a national securities exchange if the principal market for such Common Stock is such an exchange or if not listed or if such exchange is not the principal market, appearing on the Nasdaq Stock Market ("Nasdaq");

                           (2) if the Company's Common Stock is not listed on an
                  exchange or Nasdaq, then the average bid and asked price for its Common Stock as listed on the National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin Board (the "OTCBB"); or

                           (3) if the Company's Common Stock is not listed on an
                  exchange, Nasdaq or the OTCBB, then the average bid and asked price for the Company's Common Stock as reported in the National Quotation Bureau's "pink sheets"; or

                           (4) if the Common Stock is not so listed as provided
                  in subsections (1) or (2) above, and bid and asked prices are not so reported, the Fair Market Value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

                  (d) The term "Other Securities" refers to Common Stock and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 7 or otherwise.

                  (e) The terms "registered" and "registration" refer to a registration effected by filing a Registration Statement in compliance with the Securities Act, as defined, to permit the disposition of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants and supplements filed or required to be filed to permit any such disposition.

                  (f) The term "Securities Act" means the Securities Act of 1933 as the same shall be in effect at the time.

         2. Registration of Underlying Securities.

                  (a) As promptly as possible after the date hereof, the Company shall file, not more than once at the sole cost of the Company, a Registration Statement under the Securities Act with respect to the offering and sale or other disposition of the Registerable Securities, as defined.

                  (b) In the event that during the period beginning on the date hereof and ending four years thereafter, the Company files a registration statement or post-effective amendment (either a "Registration Statement") in connection with an offering of securities by the Company (except in connection with an offering on Forms S-4 or S-8 or their equivalent), the Company shall also, at the written request to the Company by the Holder, include the Common Stock underlying the Warrants (the "Registerable Securities") in the Registration Statement so as to permit the public sale of all or some portion of the Registerable Securities in compliance with the Securities Act. The Company shall give written notice to the Holder 20 or more days prior to the filing of such Registration Statement of its intention to file a Registration Statement under the Securities Act relating to a current offering of the aforesaid securities of the Company. The Holder shall give the Company written notice to include the specified number of Registerable Securities in such Registration Statement. Such notice shall be given 10 or more days prior to the date specified in the notice as the date on which the Company intends to file such Registration Statement. Neither the delivery of such notice by the Company nor of such request by the Holder shall in any way obligate the Company to file such Registration Statement and notwithstanding the filing of such Registration Statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which such Registration Statement relates, without liability to the Holder, except that the Company shall pay such expenses as are contemplated to be paid by it under Section 2(d) hereof.

                  (c) In each instance in which, pursuant to Sections 2(a) or
         (b), the Company shall take any action to permit a public offering or sale or other distribution of the Registerable Securities, the Company shall:

                           (1) Supply to the Holder intending to make a public
                  distribution of his Registerable Securities, one executed copy of each Registration Statement and a reasonable number of copies of the preliminary, final and other prospectus in conformity with requirements of the Securities Act and the Rules and Regulations promulgated thereunder and such other documents as the Holders shall reasonably request.

                           (2) Use its best efforts to cause the Registerable
                  Securities to be registered or qualified under the Securities Act and such other securities acts or blue sky laws of such jurisdictions where the Company is making a primary offering of securities, if any, or if the Company is not engaged in any primary offering of securities, in the State of New York, and do any and all other acts and things which may be necessary or advisable to enable the Holder of such Registerable Securities to consummate such proposed sale or other disposition of the Registerable Securities in any such jurisdiction; provided, however, that in no event shall the Company be obligated, in connection therewith, to qualify to do business or to file a general consent to service of process in any jurisdiction where it shall not then be qualified.

                           (3) Keep effective for a period of 180 days after the
                  initial effectiveness thereof all such Registration Statements under the Securities Act and cooperate in taking such action as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things for such period as may be necessary to permit the public sale or other disposition of such Registerable Securities by such Holders.

                           (4) Indemnify and hold harmless each such Holder and
                  each underwriter, within the meaning of the Securities Act, who may purchase from or sell for any such Holder, any Registerable Securities, from and against any and all losses, claims, damages, and liabilities (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigation, preparing, defending or settling any claim) arising from (i) any untrue or alleged untrue statement of material fact contained in any such Registration Statement or any prospectus contained therein or delivered thereunder, or from (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless each untrue statement or omission or such alleged untrue statement or omission was based upon information furnished or required to be furnished in writing to the Company by such Holders expressly for use therein, or the alleged liability arises from a violation by any Holders and/or any underwriter of the securities laws of any state relating to registration of securities or brokers or dealers, which indemnification shall include each person, if any, who controls any such Holders or underwriter within the meaning of the Securities Act; provided, however, that the Company shall not be so obligated to indemnify any such Holders or controlling person unless such Holders shall at the same time indemnify the Company, its directors, each officer signing any Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigation, preparing, defending or settling any claim) arising from (a) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or prospectus contained therein or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but the indemnity of such Holders or controlling person shall be limited to liability based upon information furnished in writing to the Company by such Holders or controlling person expressly for use therein or relating the registration of securities or brokers or dealers in any state.

                  (a) The Company shall comply with the requirements of Sections 2(a), (b) and (c) at its own expense, including legal, accounting, filing, state filing fees and printing fees and costs, but excluding counsel fees for the selling stockholders and underwriting discounts, commissions and fees of the selling stockholders.

                  The Company's obligation under said Sections 2(a) and (b) shall be conditioned, as to each such public offering, upon a timely receipt by the Company in writing of:

                           (1) Information as to the terms of such public
                  offering furnished by or on behalf of the Holder intending to make a public distribution of his or its Registerable Securities; and

                           (2) Such other information as the Company may
                  reasonably require from such Holder, or any underwriter for any of them, for inclusion in such Registration Statement.

                  (e) The Company's agreements with respect to the Registerable Securities in this Section 2 will continue in effect regardless of the exercise or surrender of this Warrant.

                  (f) In the event that the Registrable Securities are included in a Registration Statement in which securities of the Company are being offered by the Company and a managing underwriter advises the Company that it cannot sell the securities for the account of the Company and the Registerable Securities, the Holder's rights to sell his Common Stock under the Registration Statement shall be subject to his executing a lock-up agreement restricting the public sale of his Common Stock for up to 180 days following the effective date of the Registration Statement as long as all other selling stockholders are similarly restricted from public sale of their securities.

                  (g) Notwithstanding the foregoing registration requirements, the Company shall not be liable to the Holder or any transferee for any delays in having a registration statement declared effective as long as the Company makes a good faith and reasonable effort to respond to comments issued by the staff of the Securities and Exchange Commission. Provided, further, however that if the Company cannot obtain the required financial statements, whether of the Company or any entity for which an acquisition is considered probable with the meaning of the Rules of the Securities and Exchange Commission, it shall not be liable to the Holder or any transferee.

         3. Sale or Exercise Without Registration. If, at the time of any exercise, permitted transfer or surrender for exchange of a Warrant or of Common Stock or Other Securities previously issued upon the exercise of Warrants, such Warrant or Common Stock (or Other Securities) shall not be registered under the

Securities Act, the Company may require, as a condition of allowing such exercise, transfer or exchange, that the Holder or transferee of such Warrants, Common Stock or Other Securities, as the case may be, furnish to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act, provided that the disposition thereof shall at all times be within the control of such holder or transferee, as the case may be, and provided further that nothing contained in this Section 3 shall relieve the Company from complying with any request for registration pursuant to this Warrant. The Holder of the Warrant represents to the Company that it is acquiring the Warrant for investment and not with a view to the distribution thereof.

         4.       Exercise of Warrant; Partial Exercise.

                  (a) Exercise in Full. This Warrant may be exercised in full, or in part, by the Holder hereof by surrender of this Warrant, with the form of subscription attached hereto duly executed by such Holder, to the Company at its principal office, as provided in Section 20 hereof, accompanied by payment by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of Common Stock called for on the face of this Warrant (without giving effect to any adjustment therein) by the purchase price.

                  (b) Exercise in Part. In the case that this Warrant is not exercised in full, in order to exercise such Warrants at a future date, all conditions outlined in this Warrant shall continue to be in full effect.

                  (c) Company to Reaffirm Obligations. The Company will, at the time of any exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such Holder any such rights.

         5. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three days thereafter, the Company at its expense (including the payment by it of any applicable issue or transfer taxes) will cause to be issued in the name of and delivered to the Holder hereof a certificate or certificates for the number of fully paid and non-assessable Common Stock or Other Securities to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 5 hereof or otherwise.

         6. Anti-Dilution Provisions. If and to the extent that the number of issued shares of Common Stock of the Company shall be increased, reduced or changed by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock (or Other Securities of the Company) the number of shares subject to the Warrants and the exercise price per share shall be proportionately adjusted.

         7. Reorganization, Consolidation, Merger, etc. In case the Company shall (a) effect a reorganization, (b) consolidate with or merge with or into any other entity, or (c) transfer all or substantially all of its properties or assets to any other entity under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the Holder this Warrant, upon the exercise thereof as provided in Section 4 hereof at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall be entitled to receive (and the Company shall be entitled to deliver), in lieu of the Common Stock (or Other Securities) issuable upon such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant immediately prior thereto.

         8. Further Assurances. The Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Common Stock upon the exercise of all Warrants from time to time outstanding.

         9. Officer's Certificate as to Adjustments. In each case of any adjustment or readjustment in the Common Stock (or Other Securities) issuable upon the exercise of the Warrants, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate, executed by its chief financial or accounting officer, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, and the number of Common Stock outstanding or deemed to be outstanding. The Company will forthwith mail a copy of each such certificate to each Holder of a Warrant.

         10. Notices of Record Date, etc. In the event of:

                  (a) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person; or

                  (b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

         then and in each such event the Company will mail or cause to be mailed to each Holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

         11. Reservation of Common Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrants.

         12. Listing on Nasdaq or National Securities Exchanges; Registration. If the Company at any time shall list any Common Stock on any national securities exchange, the Company will, at its expense, simultaneously list on such exchange, upon official notice of issuance upon exercise of the Warrants, and maintain such listing of, all Common Stock from time to time issuable upon the exercise of the Warrants; and the Company will so list on any national securities exchange, will so register and will maintain such listing of, any Other Securities if and at the time that any securities of like class or similar type shall be listed on such national securities exchange by the Company.

         13. Exchange of Warrants. Subject to the other provisions hereof, upon surrender for exchange of any Warrant, properly endorsed to the Company, the Company at its own expense will issue and deliver to the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder calling in the aggregate on the face or faces thereof for the number of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         14. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         15. Warrant Agent. The Company may, by written notice to each Holder of a Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) upon the exercise of the Warrants pursuant to Section 4 hereof, exchanging Warrants pursuant to Section 13 hereof, and replacing Warrants pursuant to Section 14 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         16. Legend. Unless the shares of Common Stock have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the Common Stock, or Other Securities pursuant thereto all certificates representing Common Stock or Other Securities shall bear on the face thereof substantially the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or unless a written opinion of counsel to the Company concludes that such disposition is in compliance with an available exemption from such registration.

         17. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         18. Severability. In the event any parts of this Warrant are found to be void, the remaining provisions of this Warrant shall nevertheless be binding with the same effect as though the void parts were deleted.

         19. Benefit. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

         20. Notices and Addresses. All notices, offers, acceptance and any other acts under this Warrant (except delivery of this Warrant and payment of the exercise price) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

         The Company:                 Universal Beverages Holdings Corporation

                                      Jonathon O. Moore, Chief Executive Officer
                                      7563 Philips Highway
                                      Tree Tops Park
                                      The Waterside Building

                                      Suite 11
                                      Jacksonville, FL 32256
                                      Facsimile: (904) 296-8666

                       Warrantholder: Clifford Alan Moore

                                      205 South Broadway
                                      Riverton, WY 82501
                                      Facsimile (307) 856-4456
or to such other address as any of them, by notice to the others may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

         21. Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Warrant, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Warrant, the prevailing party shall be entitled to an award by the court of reasonable attorney's fees, costs and expenses.

         22. Governing Law. This Warrant and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

         23. Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Warrant.

         IN WITNESS WHEREOF, the Company has executed this Warrant this 4th day of October 2000.

                                   Universal Beverages Holdings Corporation

                                   By: /s/ Jonathon O. Moore
                                       ----------------------
                                     Jonathon O. Moore, Chief Executive Officer

                                 ASSIGNMENT FORM

                          (To be executed only upon the
                             assignment of Warrant)


         FOR VALUE RECEIVED the undersigned registered Holder of the within Warrant hereby sells, assigns and transfers unto ______________, whose address is _______________________ ______________ all of the rights of the undersigned under the within Warrant, with respect to ______________ Common Stock of ______________ and, if such Common Stock do not include all the Common Stock issuable as provided in the Warrant, that a new Warrant of like tenor for the number of Common Stock not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint ______________ Attorney to register such transfer on the books of ______________ maintained for the purpose, with full power of substitution in the premises.

Dated: ______________, 200__.




                                    --------------------------------------------
                                    (Signature  must  conform in all  respects
                                     to name of Holder as specified on the face of the Warrant)


---------------------------------
Signature Guaranteed

                                    --------------------------------------------

                                    --------------------------------------------
                                                     (Address)

                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)


To:      ________________________

         The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______________ Common Stock of ______________, and herewith makes payment of $______________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, , whose address is . If the Common Stock being purchased hereby do not include all the Common Stock issuable as provided in the Warrant, that a new Warrant for the number of Common Stock not being purchased hereunder be issued in the name of and delivered to the undersigned.

Dated: ___________________, 200___.





                                    --------------------------------------------
                                    (Signature  must  conform in all  respects
                                     to name of Holder as specified on the face of the Warrant)


---------------------------------
Signature Guaranteed

                                    --------------------------------------------

                                    --------------------------------------------
                                                     (Address)